                                                                    EXHIBIT 99.1

W. R. BERKLEY CORPORATION                                           NEWS RELEASE
475 STEAMBOAT ROAD
GREENWICH, CONNECTICUT 06830
(203) 629-3000


FOR IMMEDIATE RELEASE                           CONTACT: Eugene G. Ballard
                                                         Chief Financial Officer
                                                         (203)629-3000


                 W. R. BERKLEY CORPORATION REPORTS 61% INCREASE
                   IN FIRST QUARTER NET INCOME TO $115 MILLION


      GREENWICH, CT, APRIL 27, 2004 -- W. R. BERKLEY CORPORATION (NYSE: BER) today reported net income for the first quarter of 2004 of $115 million, or $1.32 per share, a 61% increase from $72 million, or $.83 per share, a year ago. Net operating income for the first quarter of 2004 was $97 million, or $1.11 per share, compared with $63 million, or $.73 per share, for the first quarter of 2003. Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and foreign currencies and the effects of changes in accounting principles.

                             SUMMARY FINANCIAL DATA
                 (Amounts in thousands, except per share data)

                                                      First Quarter
                                                      -------------
                                                   2004            2003
                                                   ----            ----
Gross premiums written .......................  $1,216,724      $1,066,473
Net premiums written .........................   1,086,702         892,059

Net income ...................................     115,428          71,703
Net income per diluted share (1) .............        1.32            0.83

Net operating income .........................      96,807          62,836
Net operating income per diluted share (1) ...  $     1.11      $     0.73

      (1) Per share amounts for 2003 have been adjusted to reflect the 3-for-2 common stock split effected on August 27, 2003.

W. R. Berkley Corporation                                                 Page 2


      First quarter highlights included:

      - Net income increased 61% to $115 million compared with $72 million in the year-earlier period.

      - Net premiums written rose to $1,087 million, an increase of 22% from the comparable quarter of 2003.

      - GAAP combined ratio improved by 1.6 percentage points to 90.2% from 91.8% in the prior year period.

      - The paid loss ratio decreased to 35.6% from 39.8% in the prior year quarter.

      -     Investment income increased 32% to $68 million.

      Commenting on the Company's performance, William R. Berkley, chairman and chief executive officer, said: "We continue to be pleased with our results. Using almost any performance metric, we are meeting or exceeding our objectives in terms of return on equity, profitability and growth. Our direct premiums grew by 21% year-over-year, with more than half a result of increased prices. The overall growth in gross premiums was somewhat less due to the planned reduction of premiums written under qualifying quota share reinsurance agreements. On an annualized basis, we had an overall return on equity of over 27% and an operating return on equity of 23%.

      "The investment side of our business is focused on managing the balance between capital exposed to interest rate volatility and adequate investment returns. We have managed these risks by maintaining our cash and short-term securities at a high level and reducing the duration of our portfolio to less than four years. We continue to search for opportunities to increase the portfolio's overall return.

      "We believe the Company will continue to produce record results for the next two years," Mr. Berkley concluded.

      Founded in 1967, W. R. Berkley Corporation is an insurance holding company that operates in five segments of the property casualty insurance business: specialty insurance, regional property casualty insurance, alternative markets, reinsurance and international.

W. R. Berkley Corporation                                                 Page 3


      This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including statements related to our outlook for the industry and for our performance for the year 2004 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, product demand and pricing, claims development and the process of estimating reserves, the uncertain nature of damage theories and loss amounts, increases in the level of our retention, natural and man-made catastrophic losses, including as a result of terrorist activities, the impact of competition, the availability of reinsurance, the ability of our reinsurers to pay reinsurance recoverables owed to us, investment risks, including those relating to fixed income securities, merger arbitrage investments, and other equity securities, exchange rate and political risks relating to our international operations, legislative and regulatory developments, changes in the ratings assigned to us by ratings agencies, the availability of dividends from our insurance company subsidiaries, our ability to successfully acquire and integrate companies and invest in new insurance ventures, our ability to attract and retain qualified employees, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause actual results of the industry or our actual results for the year 2004 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Any projections of growth in the Company's net premiums written and management fees would not necessarily result in commensurate levels of underwriting and operating profits. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                                      # # #

W. R. Berkley Corporation                                                 Page 4


                         CONSOLIDATED FINANCIAL SUMMARY
                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                       FIRST QUARTER
                                                       -------------
                                                   2004              2003
                                               -----------       -----------
Revenues:
  Net premiums written .....................   $ 1,086,702       $   892,059
  Change in unearned premiums ..............      (135,170)         (191,933)
                                               -----------       -----------
    Premiums earned ........................       951,532           700,126
  Net investment income ....................        68,489            51,760
  Service fees .............................        28,239            25,469
  Realized investment gains ................        29,903            14,604
  Foreign currency gains (losses) ..........             4            (1,238)
  Other income .............................           538               692
                                               -----------       -----------
    Total revenues .........................     1,078,705           791,413

Expenses:
  Losses and loss expenses .................       600,505           443,886
  Other operating expenses .................       291,778           230,853
  Interest expense .........................        15,771            12,095
                                               -----------       -----------
    Total expenses .........................       908,054           686,834

    Income before income taxes
      and minority interest ................       170,651           104,579

Income tax expense .........................       (54,026)          (32,986)
Minority interest ..........................          (470)              110
                                               -----------       -----------

  Net income before change in accounting
    principle ..............................       116,155            71,703

Cumulative effect of change in accounting
  principle, net of taxes ..................          (727)               --
                                               -----------       -----------

  Net income ...............................   $   115,428       $    71,703
                                               ===========       ===========

Net income per share:
  Basic ....................................   $      1.38       $      0.87
  Diluted ..................................   $      1.32       $      0.83

Average shares outstanding:
  Basic ....................................        83,674            82,874
  Diluted ..................................        87,589            85,992

W. R. Berkley Corporation                                                 Page 5


                          Operating Results by Segment
                    (Amounts in thousands, except ratios (1))

                                   First Quarter
                                   -------------
                                2004           2003
                              --------       --------
Specialty:
  Gross premiums written ..   $366,553       $321,306
  Net premiums written ....    344,755        286,701
  Premiums earned .........    343,105        241,627
  Pre-tax income ..........     65,183         48,541
  Loss ratio ..............       62.9%          61.7%
  Expense ratio ...........       25.2%          24.9%
  GAAP combined ratio .....       88.1%          86.6%

Regional (2):
  Gross premiums written ..   $336,543       $295,858
  Net premiums written ....    290,638        237,754
  Premiums earned .........    247,971        198,205
  Pre-tax income ..........     45,794         32,195
  Loss ratio ..............       55.0%          57.9%
  Expense ratio ...........       30.9%          31.5%
  GAAP combined ratio .....       85.9%          89.4%

Alternative Markets:
  Gross premiums written ..   $246,461       $170,181
  Net premiums written ....    213,151        137,182
  Premiums earned .........    132,134         82,974
  Pre-tax income ..........     31,688         21,949
  Loss ratio ..............       71.2%          67.3%
  Expense ratio ...........       19.2%          24.6%
  GAAP combined ratio .....       90.4%          91.9%

Reinsurance:
  Gross premiums written ..   $246,637       $262,392
  Net premiums written ....    219,683        214,799
  Premiums earned .........    210,646        162,477
  Pre-tax income ..........     21,315          9,714
  Loss ratio ..............       69.0%          71.9%
  Expense ratio ...........       29.7%          30.4%
  GAAP combined ratio .....       98.7%         102.3%

International:
  Gross premiums written ..   $ 20,530       $ 16,736
  Net premiums written ....     18,475         15,623
  Premiums earned .........     17,676         14,843
  Pre-tax income ..........      1,591          1,235
  Loss ratio ..............       49.7%          49.2%
  Expense ratio ...........       40.1%          45.4%
  GAAP combined ratio .....       89.8%          94.6%

                                                                     (Continued)

W. R. Berkley Corporation                                                 Page 6

                   (Amounts in thousands, except ratios (1))

                                                               First Quarter
                                                               -------------
                                                          2004               2003
                                                          ----               ----
Corporate and Eliminations:
  Realized investment and foreign currency gains      $    29,907        $    13,366
  Interest and other, net                                 (24,827)           (22,421)
  Pre-tax income (loss)                                     5,080             (9,055)

Total:
  Gross premiums written                              $ 1,216,724        $ 1,066,473
  Net premiums written                                  1,086,702            892,059
  Premiums earned                                         951,532            700,126
  Pre-tax income                                          170,651            104,579
  Loss ratio                                                 63.1%              63.4%
  Expense ratio                                              27.1%              28.4%
  GAAP combined ratio                                        90.2%              91.8%

(1) Loss ratio is losses and loss expenses incurred expressed as a percentage of premiums earned. Expense ratio is underwriting expenses expressed as a percentage of premiums earned. Underwriting expenses do not include expenses related to insurance services or unallocated corporate expenses. Combined ratio is the sum of loss ratio and expense ratio.

(2) Weather-related losses for the regional segment were $4 million in the first quarter of both 2004 and 2003.

W. R. Berkley Corporation                                                 Page 7


                            Supplemental Information
                 (Amounts in thousands, except per share data)

                                                                    First Quarter
                                                                    -------------
    Reconciliation of net operating income to net income        2004             2003
                                                                ----             ----
Net operating income (1)                                      $  96,807        $  62,836
Realized investment and currency gain                            19,348            8,867
Cumulative effect of change in accounting principle (2)            (727)              --
                                                              ---------        ---------
    Net income                                                $ 115,428        $  71,703
                                                              =========        =========

Return on equity (3)                                               27.4%            21.5%

Cash flow from operations before cash transfers
  to trading account (4)                                      $ 379,524        $ 255,597

                                                                March 31,      December 31,
               Selected balance sheet information                 2004            2003
                                                                  ----            ----
Total investments (5)                                         $ 6,916,089      $ 6,480,713
Total assets                                                   10,072,309        9,334,685
Reserves for losses                                             4,466,113        4,192,091
Debt                                                              659,492          659,208
Junior subordinated debentures                                    208,252          193,336
Stockholders' equity (6)                                        1,811,494        1,682,562
Shares outstanding                                                 83,802           83,538
Stockholders' equity per share                                      21.62            20.14

(1) Net operating income is a non-GAAP financial measure defined by the Company as net income excluding gains and losses on investments and foreign currencies and the effects of changes in accounting principles. Management believes that excluding investment and foreign currency gains, which result primarily from changes in general economic conditions, provides a useful indicator of trends in the Company's underlying operations.

(2) In the first quarter of 2004, the Company adopted the consolidation principles of FASB Interpretation No. 46R, "Consolidation of Variable Interest Entities." As a result of adopting FIN 46R, the Company deconsolidated the W. R. Berkley Capital Trust (the "Trust"). The Company owns preferred securities of the Trust that were previously accounted for at the date of purchase as an extinguishment of debt and eliminated in consolidation. The impact of de-consolidating the Trust was to increase fixed maturity securities by $13,787,000 and to increase junior subordinated debentures by $14,906,000. The difference between these two amounts, which was $727,000 after income taxes, was reported on the Company's consolidated statement of operations as a cumulative effect of change in accounting principle.

(3) Return on equity represents net income expressed on an annualized basis as a percentage of beginning of year stockholders' equity.

(4) Cash flow from operations before cash transfers to trading account is a non-GAAP financial measure that excludes cash contributions to and withdrawals from the arbitrage trading account. Management believes that cash transfers to the arbitrage trading account are the result of changes in investment allocations and that excluding such transfers provides a useful measure of the Company's cash flow. Cash transferred to the arbitrage trading account was $100 million in the first quarter of 2004. Cash flow from operations after transfers to trading account was $279,524,000 and $255,597,000 in the first quarter of 2004 and 2003, respectively.

(5) Investments include accounts receivable from brokers and clearing organizations and securities sold but not yet purchased.

W. R. Berkley Corporation                                                 Page 8


(6) Stockholders' equity includes after-tax unrealized gains from investments and foreign exchange of $135 million and $120 million as of March 31, 2004 and December 31, 2003, respectively.